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                                                                    Exhibit 5.01

[LOGO OMITTED]

                  LETTERHEAD OF LEHMAN BROTHERS HOLDINGS INC.

BARRETT S. DiPAOLO
Vice President
Associate General Counsel
Office of the General Counsel

                                                              May 30, 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

         I am a Vice President and Associate General Counsel of Lehman Brothers Holdings Inc., a Delaware corporation ("the Company"). A Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), was filed by the Company with the Securities and Exchange Commission (the "SEC") on the date hereof. The Registration Statement relates to the registration of (i) debt securities consisting of senior debt (the "Senior Debt Securities") and subordinated debt (the "Subordinated Debt Securities"; together with the Senior Debt Securities, "Debt Securities"), (ii) warrants to purchase Debt Securities ("Debt Warrants"), (iii) warrants to purchase or sell, or representing the right to receive a cash value determined by reference to the performance, level, or value of, securities of the Company and/or one or more other issuers, one or more interest rates, one or more currencies, one or more commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or one or more indices or baskets of the foregoing ("Universal Warrants", and, together with the Debt Warrants, the "Warrants"), all as shall be designated by the Company at the time of offering, (iv) contracts to purchase or sell, or representing the right to receive a cash value determined by reference to the performance, level, or value of, securities of the Company and/or one or more other issuers, one or more interest rates, one or more currencies, one or more commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or one or more indices or baskets of the foregoing ("Purchase Contracts"), all as shall be designated by the Company at the time of offering, and (v) units ("Units") comprised of one or more Debt Securities, Debt Warrants, Universal Warrants and Purchase Contracts, for aggregate proceeds of up to U.S.$1,100,000,000 or the equivalent thereof in one or more foreign currencies or foreign currency units, all of which the Company may offer from time to time in one or more series. Purchase Contracts requiring the holders thereof to satisfy their obligations at the time of issuance are hereinafter referred to as "Prepaid Purchase Contracts", and other Purchase Contracts are hereinafter referred to as "Non-Prepaid Purchase Contracts". The Senior Debt Securities, Subordinated Debt Securities, Debt Warrants, Universal Warrants, Purchase Contracts and Units are hereinafter referred to as the "Securities".

         In connection with the foregoing, I have examined or have had members of my staff examine, and have relied on, originals or copies, certified or otherwise identified to our
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Securities and Exchange Commission
May 30, 2001
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satisfaction, of such corporate records and documents as I have deemed necessary or relevant as the basis for my opinions hereinafter expressed, including, without limitation, the resolutions adopted by the Executive Committee of the Board of Directors of the Corporation authorizing the issuance of the Securities (the "Resolutions"). In such examination, I have assumed the genuineness of all signatures, the legal capacity of all persons executing such documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the truth and correctness of any representations and warranties contained therein.

      Based upon and subject to the foregoing, I am of the opinion that:

      1. The Senior Debt Securities have been duly authorized, and the Indenture dated as of September 1, 1987, as amended and supplemented by the Supplemental Indenture dated as of November 25, 1987, the Second Supplemental Indenture dated as of November 27, 1990, the Third Supplemental Indenture dated as of September 13, 1991, the Fourth Supplemental Indenture dated as of October 4, 1993, the Fifth Supplemental Indenture dated as of October 1, 1995, and the Sixth Supplemental Indenture dated as of June 26, 1997 (collectively, the "Senior Indenture"), between the Company and Citibank, N.A., as Trustee (the "Senior Debt Trustee"), pursuant to which the Senior Debt Securities will be issued, has been duly executed and delivered; and when the Registration Statement has become effective under the Act, the terms of the Senior Debt Securities have been established in conformity with the Resolutions and the Senior Indenture and the Senior Debt Securities have been duly executed by the Company, authenticated by the Senior Debt Trustee in accordance with the terms of the Senior Indenture and issued and delivered against payment therefor, the Senior Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Senior Debt Securities referred to in this paragraph include any Senior Debt Securities that may be issued as part of any Unit or upon exercise or otherwise pursuant to the terms of any other Security.

      2. The Subordinated Debt Securities have been duly authorized, and the Indenture dated as of February 1, 1996, as amended and supplemented by the First Supplemental Indenture dated as of February 1, 1996 (collectively, the "Subordinated Indenture"), between the Company and The Chase Manhattan Bank, as successor to Chemical Bank, as Trustee (the "Subordinated Debt Trustee"), pursuant to which the Subordinated Debt Securities will be issued, has been duly executed and delivered; and when the Registration Statement has become effective under the Act, the terms of the Subordinated Debt Securities have been established in conformity with the Resolutions and the Subordinated Indenture and the Subordinated Debt Securities have been duly executed by the Company, authenticated by the Subordinated Debt Trustee in accordance with the terms of the Subordinated Indenture and issued and delivered against payment
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Securities and Exchange Commission
May 30, 2001
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therefor, the Subordinated Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, entitled to the benefits of the Subordinated Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Subordinated Debt Securities referred to in this paragraph include any Subordinated Debt Securities that may be issued as part of any Unit or upon exercise or otherwise pursuant to the terms of any other Security.

      3. The Warrants have been duly authorized; and when the Registration Statement has become effective under the Act, the terms of the Warrants have been established in conformity with the Resolutions, a warrant agreement pursuant to which the Warrants will be issued (any such agreement, a "Warrant Agreement") between the Company and a warrant agent (the "Warrant Agent") has been duly executed and delivered and the Warrants have been duly executed by the Company, authenticated by the Warrant Agent in accordance with the terms of the applicable Warrant Agreement and issued and delivered against payment therefor, the Warrants will be legally issued and will constitute valid and binding obligations of the Company, entitled to the benefits of the applicable Warrant Agreement, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Warrants referred to in this paragraph include any Warrants that may be issued as part of any Unit or upon exercise or otherwise pursuant to the terms of any other Security.

      4. The Prepaid Purchase Contracts have been duly authorized; and when the Registration Statement has become effective under the Act, the terms of the Prepaid Purchase Contracts have been established in conformity with the Resolutions and the Senior Indenture or the Subordinated Indenture, as the case may be, and the Prepaid Purchase Contracts have been duly executed by the Company, authenticated by the Senior Debt Trustee or the Subordinated Debt Trustee, as the case may be, in accordance with the terms of the Senior Indenture or the Subordinated Indenture, as the case may be, and issued and delivered against payment therefor, the Prepaid Purchase Contracts will be legally issued and will constitute valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture or the Subordinated Indenture, as the case may be, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Prepaid Purchase Contracts referred to in this paragraph include any Prepaid Purchase Contracts that may be issued as part of any Unit or upon exercise or otherwise pursuant to the terms of any other Security.

      5. The Non-Prepaid Purchase Contracts have been duly authorized; and when the
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Securities and Exchange Commission
May 30, 2001
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Registration Statement has become effective under the Act, the terms of the
Non-Prepaid Purchase Contracts have been established in conformity with the Resolutions, the governing document pursuant to which the Purchase Contracts will be issued has been duly executed and delivered and the Non-Prepaid Purchase Contracts have been duly executed by the Company, authenticated in accordance with the terms of the applicable governing document and issued and delivered against payment therefor, the Non-Prepaid Purchase Contracts will be legally issued and will constitute valid and binding obligations of the Company, entitled to the benefits of the applicable governing document, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Non-Prepaid Purchase Contracts referred to in this paragraph include any Non-Prepaid Purchase Contracts that may be issued as part of any Unit or upon exercise or otherwise pursuant to the terms of any other Security.

      6. The Units have been duly authorized; and when the Registration Statement has become effective under the Act, the terms of the Units have been established in conformity with the Resolutions, a unit agreement pursuant to which the Warrants will be issued (any such agreement, a "Unit Agreement") between the Company and a unit agent (the "Unit Agent") has been duly executed and delivered and the Units have been executed by the Company, authenticated by the Unit Agent in accordance with the terms of the applicable Unit Agreement and issued and delivered against payment therefor, the Units will be legally issued and will constitute valid and binding obligations of the Company, entitled to the benefits of the applicable Unit Agreement, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Units referred to in this paragraph include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Security.

      With respect any Securities that are denominated or settled in any currency other than U.S. dollars, I note that (i) a court of the State of New York would be required to render a judgment or decree for money in an action on such a Security in such foreign currency, and such judgment or decree would be converted into the currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree, and (ii)
a United States federal court in New York may render a judgment or decree for money in an action on such a Security in U.S. dollars; provided that in either case I express no opinion as to the rate of exchange such court will actually apply.
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Securities and Exchange Commission
May 30, 2001
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         I am a member of the bar of the State of New York, and I express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of New York and the laws of the United States of America.

         I hereby consent to the filing of this opinion (and this consent) as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Registration Statement, without admitting that I am an "expert" under the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                              Very truly yours,

                                              /s/ Barrett S. DiPaolo
                                              Barrett S. DiPaolo
                                              Associate General Counsel